Exhibit 10.17

STANDARD FORM INDUSTRIAL LEASE

        1 & 2. PARTIES AND PREMISES. Sally A. Starr and Carol T. Donovan as Trustees of Omnibus Realty Trust for the Benefit of Dighton Associates Limited Partnership, with a principal place of business at 39 Brighton Avenue, Boston, Massachusetts 02134, hereinafter called the LESSOR, which expression shall include its heirs, successors, and assigns where the context so admits, does hereby lease to Swank, Inc., a Massachusetts corporation with a principal place of business at 6 Hazel Street, P.O. Box 839, Attleboro, Massachusetts 02703, hereinafter called the LESSEE, which expression shall include its successors, executors, administrators, and assigns where the context so admits, and the LESSEE hereby leases the following described Premises:

        The land and building thereon which building (“Building”) shall consist of approximately 242.000 square feet of rentable first (1st) floor space on the property known as and commonly referred to as 656 Joseph Warner Boulevard, Taunton, Massachusetts, 02764, as more particularly described in Exhibit A attached hereto, the boundary of the Land being clearly delineated in green (‘premises”) together with the right to use in common, with others entitled thereto, the walkways and driveways necessary for access to said Premises. Lessee acknowledges that a non-exclusive easement exists on the Premises for vehicular and pedestrian passage which easement is cross-hatched for identification on Exhibit A. Lessee acknowledges that Lessee shall not act in anyway so as to impact or encroach on the easement or to adversely interfere with the use of the easement.

    3A.        TERM. The term of this lease (“Original Term”) shall be for Five (5) years commencing on March 1, 1991 (“Commencement Date”) and ending on February 29, 1996 (“Expiration Date”). If this Lease is extended or renewed, all references to “term” herein shall refer to the extension or renewal ten unless specifically designated otherwise.

    3B.(1)        EXTENSION OPTION I. Lessee shall have the option, to be exercised as hereinafter provided, to extend the term of this Lease for a period of five (5) years following the expiration of the Original Ten, (hereinafter referred as “Extension Term I”), upon the condition that there is then no existing default (after the expiration of any applicable notice and cure periods) in the performance of any conditions of this Lease by Lessee. Lessee’s extension option shall be exercised by written notice to Lessor, said written notice to be given by Lessee no later than nine (9) months before the expiration of the Original Term. The time periods herein set forth are of the essence, and the requirements for the exercise of this extension option shall be strictly construed. Extension Term I shall be upon the same terms and conditions as provided in the Lease, except for this option and except for Base Rent which shall be payable as follows:

Option I	Base Rent—Annually	Monthly

Lease Years 6-10	$ 798,600.00	$ 66,500.00

    3B(2)        EXTENSION OPTION II. Lessee shall have the option to extend the term to be exercised in the same manner and upon the same conditions as provided in Extension Option I (“Extension Term II”) exercisable nine (9) months prior to expiration of Extension Term I. Extension Term II shall be upon the same terms and conditions as provided in the Lease, except for this option and except for Base Rent which shall be determined as provided herein. Lessee shall pay Base Rent during Extension Option II for lease years 11 through 15 in an amount determined by the Base Rent payable in year 10 increased by loot percent of the percentage that the Consumer Price Index published for the February, 2001 has increased from the Consumer Price Index published for February, 1996. The Consumer Price Index referred to above is the urban wage earners and clerical workers, U.S. city Average, all items (1982-84 equals 100) published by the Bureau of Labor Statistics of the U.S. Department of Labor. If the compilation and/or publication of such Index shall be transferred to any other governmental department or bureau or agency or shall be discontinued, the LESSOR and LESSEE shall by agreement fix an alternative index or method to compute such rent adjustment, but if they cannot agree, the matter shall be settled by arbitration in accordance with the rules of the American Arbitration Association, Provided, however, in no event shall the Base Rent be less than the Base Rent for the last year of the Extension Option I.

    4.        RENT. Effective March 1, 1991, and through the Original Term the LESSEE shall pay to the LESSOR a base rent (“Base Rent”) at the rate of Five Hundred Sixty Eight Thousand Seven Hundred ($568,700.00) Dollars per year, payable in advance in monthly installments of Forty Seven Thousand Three Hundred Ninety One Dollars and Sixty Seven Cents ($47,391.67) Dollars. Where hereinafter mentioned, the Base Rent for the Original Term shall be Five Hundred Sixty Eight Thousand Seven Hundred Dollars.

        Any payment of rent or any other monetary sum due hereunder from LESSEE to LESSOR which is more than ten (10) days late shall bear interest at the rate of one (1%) percent per month (“Interest Rate”).

    5.        SECURITY DEPOSIT. INTENTIONALLY DELETED.

    6.A.        TAXES. LESSEE will pay to LESSOR as additional rent hereunder, when and as designated by notice in writing by LESSOR, one hundred percent (100%) percent of the real estate taxes and assessments attributable to the building or buildings now or hereafter located on the parcel known as 656 Joseph Warner Boulevard and 100% of the real estate taxes and assessments attributable to all parcels of land (now owned or hereafter acquired) that comprise total site of 656 Joseph Warner Boulevard, Taunton, MA 02764. (“Lessee Tax Obligation”) TENANT PAYS ONE HUNDRED PERCENT (100%) OF THE TOTAL TAX BILL FOR 656 JOSEPH WARNER BOULEVARD, TAUNTON, MA 02764.

        NOTWITHSTANDING the foregoing, in year one of the Lease only, LESSEE TAX OBLIGATION shall be reduced by $20,000, and in year two of the Lease only, Lessee Tax Obligation shall be reduced by $10,000. For the remainder of the original term and any extension thereof, Lessee Tax Obligation shall be as otherwise provided herein. Lessee may prosecute an action for abatement pursuant to Massachusetts General Laws, Chapter 59, Section 59 and shall be liable for all costs and expenses associated with said action; provided, however, Lessee shall provide notice to Lessor prior thereto and provided, further, that in any fiscal year in which Lessee Tax Obligation shall be less than 100%, and Lessee shall prosecute successfully a tax abatement, Lessee shall promptly refund to Lessor upon receipt thereof, all amounts to which Lessor shall be entitled less Lessor’s proportionate share for costs and expenses associated with said action. Lessor agrees to reasonably cooperate with Lessee in undertaking any such action.

    6B.        LESSEE shall pay any business, rent or other taxes that are now or hereafter levied upon Lessee’s use or occupancy of the Premises, the conduct of Lessee’s business at the Premises, or Lessee’s equipment, fixtures or personal property including without limitation personal property taxes, business and occupation taxes and occupational license taxes. In the event that any such taxes are enacted, charged or altered so that any of such taxes are levied against LESSOR or the mode of collection is changed so that LESSOR is responsible for the collection or payment of such taxes, LESSEE shall pay any and all such taxes as additional rent to Lessor upon written demand by LESSOR. In the event LESSOR shall be obligated to pay the taxes herein, LESSEE shall pay Lessee’s share hereunder in the manner prescribed for real estate taxes in Article 6A.

    7.        OPERATING COSTS. INTENTIONALLY DELETED.

    8.        ADJUSTED RENT. INTENTIONALLY DELETED.

    9.        UTILITIES. The LESSEE shall pay, as they become due, all bills for electricity and other utilities (whether they are used for furnishing heat or other purposes) that are furnished to the Building and to the Premises and presently separately metered, and all bills for fuel furnished to a separate tank servicing the Building and the Premises exclusively. Lessee shall provide adequate heat and cooling to the Premises and the Building appropriate to the season and sufficient to protect the Premises and Building from damage. All water and sewer charges assessed against the land and Building if not billed directly to Lessee, shall be paid within ten (10) days of billing of LESSOR and shall be deemed to be Additional Rent owed to LESSOR.

        LESSOR shall have no obligation to provide utilities or equipment other than the utilities and equipment within the Premises as of the Commencement Date of this lease. In the event LESSEE requires additional utilities or equipment, the installation and maintenance thereof shall be LESSEE’S sole obligation, provided that such installation shall be subject to the written consent of the LESSOR which consent shall not be unreasonably withheld or delayed.

    10.        USE OF LEASED PREMISES. The LESSEE shall use the Building and Premises only for the purpose of OFFICE, WAREHOUSE AND MANUFACTURING ASSOCIATED WITH THE SALE AND DISTRIBUTION OF LEATHER AND JEWELRY ITEMS AND MEN’S AND WOMEN’S ACCESSORIES but for no other purpose.

    11.        COMPLIANCE WITH LAWS. The LESSEE acknowledges that no trade or occupation shall be conducted in the Building or on the Premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the Premises are situated, or which tend to degrade the economic status of the Building. LESSOR acknowledges that as of the execution of this Lease the permitted uses are not noisy or offensive.

    12.        FIRE INSURANCE. The LESSEE shall not permit any use of the Building and the Premises which will make voidable any insurance on the property of which the premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. After notice of non-compliance, LESSEE shall reimburse the LESSOR, and all other tenants, all extra insurance premiums caused by the LESSEE’S use of the Premises.

    13.        MAINTENANCE.

    A.        LESSEE’S OBLIGATIONS. The LESSEE agrees to maintain the Building and Premises which shall include the landscaped and paved area of the lot on which the Building is located in the same condition as it is as of the execution of this Lease or as may be put in during the term, damage by fire and other casualty and reasonable wear and tear only excepted, and whenever necessary, to replace plate glass and other glass therein, acknowledging that the Premises are now in good order and the glass whole. The LESSEE shall not permit the Premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. LESSEE shall obtain written consent of LESSOR before erecting any sign on the Premises. LESSEE shall be responsible for the maintenance, repair and replacement of all electrical, plumbing, heating, air conditioning, ventilation and other mechanical installations on or serving the Building and Premises which obligation shall include the lot on which the Building is located, including all landscaped and paved areas.

        Lessee shall be responsible at Lessee’s sole expense for maintenance of the septic system servicing the Premises, the Building and the lot which shall include maintaining a regular maintenance contract on said system. Lessee shall solely be responsible for repair of the septic system, including repair of component parts and shall be liable for all expenses related to the same not to exceed $2,500.00 per lease year. Lessor shall be liable for all reasonable expenses in excess of $2,500.00, provided however, Lessee shall notify Lessor in advance of the estimated expense for said repair and Lessor shall require said expenses to be competitive. Lessor shall be obligated to replace the current septic system, including replacement of component parts of the system, provided, however, in the event the total current septic system shall require replacement, Lessor agrees to replace the same, provided, further, however, that Lessor shall not be obligated hereunder in the event that replacement is due to the failure of Lessee to properly maintain and repair the system. Lessee shall promptly notify Lessor of any and all circumstances which may give rise to the need for replacement of the septic system. Lessor shall be entitled to undertake efforts to repair the system prior to replacement provided that said action is reasonable and is diligently pursued. In the event Lessor shall engage in replacement of the system or component parts hereunder, Lessee shall contribute an amount not to exceed $2,500.00 per lease year.

    B.        LESSOR’S OBLIGATIONS. The LESSOR agrees to maintain the structure of the Building and the roof in the same condition as it is as of the execution of this lease or as it may be put in during the term of this lease, reasonable wear and tear, damage by fire and other casualty only excepted, unless such maintenance is required because of the conduct of LESSEE or those for whose conduct the LESSEE is legally responsible. Lessee shall promptly notify Lessor of any condition or circumstance which nay give rise to Lessor’s obligations hereunder.

    C.        TRASH RESPONSIBILITY. Lessee acknowledges and agrees that Lessee shall be solely responsible for the removal and disposal of all trash, garbage, rubbish and/or other like encumbrances from the Premises and shall maintain those areas of, in and around the Building so as not to encumber or obstruct or permit such areas to be encumbered or obstructed by reason of such trash, garbage, rubbish and/or like encumbrances. Lessee further acknowledges and agrees that Lessee shall act so as to reasonably dispose of such encumbrances. Lessor shall be entitled to require Lessee to engage in or provide for such additional removal as in Lessor’s judgment shall be reasonably necessary and competitive. In the event that any fines, fees or levies shall be assessed against the Lessor by reason of a violation hereof, such fines, fees or levies shall be the responsibility of Lessee and shall be payable by Lessee as additional rent of demand.

    14.        ALTERATIONS — ADDITIONS. The LESSEE shall not make structural alterations or additions to the Premises, but may make non-structural alterations provided the LESSOR consents thereto in writing, which consent shall not be unreasonably withheld or delayed provided, however, that the LESSEE shall be permitted to make repair to the Premises without Lessor’s consent provided that: (1) Lessee shall notify Lessor prior thereto; (2) LESSEE provides copies of plans and permits where required by municipal or other regulatory authority; and (3) the cost shall not exceed $15,000.00 in each instance. All such allowed alterations shall be at LESSEE’S expense and shall be in quality at least equal to the present construction. LESSEE shall not permit any mechanic’s liens, or similar liens, to remain upon the leased Premises for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record forthwith without cost to LESSOR. Any alterations or improvements made by the LESSEE shall become the property of the LESSOR at the termination of occupancy as provided herein, provided, however, LESSEE shall be permitted to remove personal property and trade fixtures, and shall repair any damage to the Building caused thereby.

    15.        ASSIGNMENT — SUBLEASING. LESSEE shall not assign, sublet, underlet, mortgage, pledge or encumber (collectively referred to as “Transfer”) this lease without LESSOR’S prior written consent, which consent shall not be unreasonably withheld or delayed. LESSOR’S refusal to consent to a Transfer for any use or purpose other than specifically stated in Paragraph 10 herein shall not be deemed to be an unreasonable withholding of consent.

        In the event the LESSEE desires to Transfer this lease to a proposed new lessee to whom LESSOR is required to give its reasonable consent pursuant to the foregoing paragraph, LESSOR shall have the option of either (1) allowing LESSEE to transfer this lease, in which case LESSEE shall remain primarily liable upon all the terms, conditions and covenants hereof, will bind any Transferee to the terms and provisions of this lease and will pay to LESSOR the amount by which the sum of rent, additional rent due to taxes and all other money or consideration it received from a Transferee exceeds the sum of all monetary obligations which LESSEE owes to LESSOR for the period of such Transfer; or (2) terminating this lease and relieving LESSEE of all its future obligations hereunder. In the event that LESSOR decides to terminate this lease, it shall be free to enter into a new lease with the proposed new tenant or anyone else on whatever terms and conditions it chooses.

        Consent by LESSOR, whether express or implied, to any Transfer shall not constitute a waiver of LESSOR’S right to prohibit any subsequent Transfer; nor shall such consent be deemed a waiver of LESSOR’S right to terminate this lease upon any subsequent Transfer.

        As used herein, the term “assign” or “assignment” shall be deemed to include, without limitation: (a) any transfer of the LESSEE’S interest in the lease by operation of law, the merger or consolidation of the LESSEE with or into any other firm or corporation; or (b) the transfer or sale of a controlling interest in the LESSEE whether by sale of its capital stock or otherwise.

        NOTWITHSTANDING the foregoing, the provisions of this Article shall not be deemed to prohibit, nor shall consent be required for (i) transfer of Lessee’s stock among existing stockholders or among spouses, children or grandchildren of existing stockholders or intervivos or testamentary transfers to trusts established for the benefit of such persons, (ii) a public offering of stock by LESSEE, (iii) the transfer of outstanding stock by way of trading on a recognized securities exchange; or (iv) transfer of stock by way of trading which is regularly traded in the over-the-counter market and quoted on NASDAQ.

        The LESSEE may assign this Lease or sublease the entire Premises to a parent, affiliate or wholly-owned subsidiary of LESSEE or to any entity with which, or into which, LESSEE may consolidate or merge or to whom all of substantially all of the assets of LESSEE are sold or transferred provided that: (1) LESSEE shall notify LESSOR at lease ten (10) days prior to the effective date of transfer, and shall submit the name of Transferee; (2) LESSEE shall provide a written instrument evidencing the assignment; (3) LESSEE shall provide a statement that LESSEE shall remain primarily liable and with respect to an assignment that Transferee shall assume all of LESSEE’S obligations under the Lease, and that Transferee shall use the Premises in the same manner as LESSEE; and (4) with respect to a sale or transfer of all of the assets of LESSEE, LESSEE shall submit with notice to LESSOR sufficient evidence of the creditworthiness of Transferee including the most recent financial statement or equivalent. In addition to the foregoing, any transfer of all or substantially all of the Premises shall be subject to the provisions of Article 19(6).

    16.        SUBORDINATION. This lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the property of which the Premises are a part and the LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage. Provided, however, that if LESSEE requests, LESSOR shall use its best efforts to cause the mortgagee to execute a non-disturbance agreement in favor of the LESSEE.

    17.        LESSOR’S ACCESS. The LESSOR or agents of the LESSOR may, at reasonable times upon reasonable notice to LESSEE except in the event of emergency, enter to view the Premises and remove placards and signs not approved and affixed as herein provided, make repairs and alterations as LESSOR shall be obligated under the Lease, and Lessor may show the Premises to others, and at any time provided the same does not unreasonably interfere with the operation of Lessee’s business, within three (3) months before expiration of the term, or as may be extended, and may affix to any suitable part of the Premises a notice for letting or selling the Premises or property of which the Premises are a part and keep the same so affixed without hindrance or molestation.

    18.        INDEMNIFICATION AND LIABILITY. The LESSEE shall save the LESSOR harmless from all loss and damage occasioned by anything done or permitted to be done on the Premises by LESSEE or anyone except LESSOR or those claiming through LESSOR. The removal of snow and ice from the sidewalks bordering upon the Premises shall be LESSEE responsibility.

    19.        LESSEE’S INSURANCE.

1.

Personal Property. The personal property, inventory, equipment and fixtures of Lessee (“Personal Property”) and the loss of use of Personal Property of the LESSEE shall be the sole risk and responsibility of the LESSEE. LESSEE shall purchase and maintain insurance in an amount adequate to repair or replace its Personal Property and its tenant improvements and build-out to the Premises.

LESSEE is responsible for the replacement of any broken plate glass that is part of the Building covered by this Lease.

2.

Comprehensive General Liability Insurance. LESSEE agrees to purchase and maintain throughout the tern of the Lease, general liability insurance written on a 1973 ISO form. Said coverage shall be written on an occurrence basis and include a broad form endorsement GL0404 or its equivalent. Such insurance shall include products/completed operations coverage, personal injury liability coverage, broad torn property damage liability coverage and contractual liability coverage insuring the indemnification agreements carried on herein. The minimum limit of liability carried on such insurance shall be $1 million each occurrence and, where applicable, in the aggregate, combined single limit for bodily injury and property damage liability, $1 million aggregate personal property injury liability. If a 1973 ISO Form is not available or if the policy contains a general policy aggregate, the minimum limit of liability carried on such insurance shall be $1 million each occurrence with a $2 million aggregate per location.

3.

Automobile Liability. LESSEE agrees to maintain automobile liability insurance for owned, non-owned, and hired vehicles. The minimum limit of liability carried on such insurance shall be ($1,000,000.00) each accident, combined single limit for bodily injury and property damage.

4.

Workers Compensation. LESSEE agrees to maintain workers’ compensation insurance providing statutory limits including employer’s liability insurance with limits of $100,000.00 for each additional injury and, with respect to bodily injury by disease $100,000.00 each employee and $500,000.00 per policy year.

5.

Umbrella Liability. LESSEE agrees to maintain umbrella liability coverage with limits of $5,000,000.00 per occurrence. Umbrella coverage is to apply excess of the comprehensive general liability/automobile liability and employers liability coverages mentioned in sections 2, 3 and 4 above.

6.

Property Insurance. LESSEE agrees to maintain, throughout the term of the Lease, “all risk” insurance including broad flood and earthquake coverages on the building and all improvements and betterments installed in, affixed to or used in connection with the Premises. The building and improvements and betterments are to be insured to their full insurable value. This insurance shall contain a replacement cost endorsement insuring the building and improvements and betterments for the full cost of repair or replace with like kind and quality without deduction for depreciation. This insurance shall include an agreed amount endorsement waiving any coinsurance provisions. Coverage is to be provided for demolition cost, increased cost of construction and contingent liability from the operation of building laws. LESSEE agrees that the full insurable value of the building will be established by and independent appraisal, approved by the LESSOR, and at the LESSEE’S expense. LESSEE agrees that the LESSOR may require an appraisal when five years has elapsed since the last appraisal or when alterations or additions have substantially changed the value of the building. Lessor shall have the option at Lessor’s expense to have an appraisal performed more frequently then as stated. In the event the insurable value shall increase from the previous appraisal, Lessor shall notify Lessee of the same and Lessee shall thereafter promptly adjust or cause to be adjusted the coverage as required and notify Lessor of the same. Notwithstanding the foregoing, Lessor acknowledges and agrees that Lessor shall not require Lessee to undertake an appraisal at Lessee’s expense nor shall Lessee be obligated to incur the expense of an appraisal during the initial five (5) years of the Original Term.

LESSEE agrees that the deductible applicable to the property insurance shall not exceed Twenty-Five Thousand ($25,000.00) Dollars. All claims which fall within the deductible (retention) shall be the sole responsibility of the LESSEE. Notwithstanding the foregoing, in the event Lessee shall assign all of its rights, title and interest in the Premises or sublet a material portion thereof, Lessor shall have the option as a condition to Lessor’s consent to said transfer to require the transferee in possession or Lessee as appropriate to lower the deductible to be carried pursuant to this provision.

7.

Boiler & Machinery. LESSEE agrees to maintain boiler and machinery coverage on a comprehensive basis insuring all boilers and machinery. The limit for this coverage shall be at least equal to the full insurable value of the building and include a replacement cost endorsement.

All insurance policies required in paragraphs 2, 3, 5, 6, and 7 above shall designate the LESSOR as an additional insured and in the event of loss, all insurance proceeds are to be payable to the Mortgagees and LESSOR as their interests may appear.

LESSOR agrees that the insurance coverages required under sections number 1 through number 7 above shall be written by a company or companies authorized to do business in the Commonwealth of Massachusetts with an A.M. Best’s rating of “A”, VIII or better.

LESSEE agrees to furnish the LESSOR with Certificates of Insurance prior to the beginning of the term of the Lease. Renewal Certificates of Insurance shall be delivered to the LESSOR at least fifteen (15) days in advance of each renewal date. Such certificates shall state that in the event of cancellation or material change written notification shall be given to the LESSOR at least thirty (30) days in advance of such cancellation or material change. However, if LESSEE, having used all reasonable efforts is unable to have such certificate so state, then at least such certificate shall state that in the event of such cancellation or material change in coverage, the insurer shall endeavor to mail written notice thereof to the LESSOR at least ten (10) days prior to such cancellation or material change, and in such event LESSEE shall promptly notify LESSOR of any such cancellation or change upon receipt by LESSEE of written notice from the insurer thereof. LESSEE may maintain all or any of the above referenced coverage under insurance policies which have reference to more than one property.

    20(A).        Eminent Domain and Demolition. If the Premises or any part thereof or the whole or any part of the Building are taken for any street or other public use, by action of the City or other authorities, or if the Lessor or the Lessee are entitled to or receive any direct or consequential damages by reason of anything lawfully done in pursuance of any public authority, or if Lessor voluntarily elects to demolish the Building or any part of the Building, except as a consequence of fire or other casualty damage, then this lease and the ten shall terminate at the election of the Lessor. Lessor may elect so to terminate this lease even if the entire interest of the Lessor is divested by such a taking. If, as a result of a taking or damage to or destruction of the Premises, the Premises or any part thereof are rendered unfit for use and occupation, the rent shall be abated proportionately according to the nature and extent of the injury sustained by the Premises until the Premises or, in the case of a taking, what may remain thereof, shall have been put in proper condition.

        Except for the Lessor’s election voluntarily to demolish the Premises or Building, any election to terminate shall be made by Lessor not later than thirty (30) days after Lessor receives notice of such taking or action or the occurrence of such damage. The Lessor reserves and excepts from this lease all rights to damages resulting from the taking for public use of the Premises or any portion thereof, or right appurtenant thereto, or privilege or easement in, through, or over the same, and by way of confirmation of the foregoing the Lessee hereby grants all rights to such damages previously accrued or accruing during the term to the Lessor, to have and to hold for the Lessor forever, Solely, in the case of Lessor’s election voluntarily to demolish the Premises or Building as stated above in this Article, Lessor must give Lessee at least one (1) year prior termination notice, after which this lease shall terminate and be of no further recourse to either party except as to rights and obligations incurred prior to the termination date, provided, however, Lessor shall not demolish the Building during the original term of the Lease although Lessor shall be permitted to tender notice during the original tern.

    20(B).        Fire and Other Damage.

    (1)        Fire and Other Damage — If the Building or the Premises of which the Building is a part or any part thereof is partially damaged by fire or other casualty, the damage thereto (except for damage to the interior finish and build-out of the Building and to Lessee’s fixtures, property and equipment, for which Lessee shall be responsible) shall be restored subject to the provisions of subparagraphs (3) (4) and (5) below by and at the expense of Lessor, and until such restoration shall be made, if the Premises are rendered substantially unfit for its use and purpose, the rent and other charges shall be subject to an abatement to the extent fair and equitable, except if such casualty was a result of the willful fault or negligence of Lessee, in which event there shall be no abatement of rent. Such restoration shall be made promptly by Lessor subject to delay which may arise by reason of adjustment of insurance, and for reasonable delay on account of “labor troubles” or any other cause beyond Lessor’s control (excluding financial inability). Lessor shall not be liable for any inconvenience or annoyance to Lessee or for injury to the business of Lessee resulting from such excused delays.

    (2)        Subject to the provisions of subparagraphs (3), (4) and (5) below, if the Building or the Premises is substantially damaged or rendered substantially untenantable by fire or other casualty, the rent and other charges payable to Lessor shall be subject to an abatement to the extent fair and equitable as of the date of the fire or casualty, and continuing until Lessor completes its restoration obligations hereunder or until the term expires hereunder, except if such casualty was a result of the willful fault or negligence of Lessee, in which event there shall be no abatement of rent, and the Lessor shall promptly restore the same (excluding Lessee’s interior finish and build-out and Lessee’s fixtures, property, and equipment which shall be the obligation of Lessee), unless Lessor decides not to restore, in which event the Lessor may, within sixty (60) days, after such fire or other cause, give Lessee a notice in writing of such decision and thereupon the term shall expire upon the thirtieth (30th) day after such notice is given, and the Lessee shall vacate the Premises and surrender the same to the Lessor. If the Building (excluding Tenant Improvements and Lessee’s fixtures, property and equipment) is not in fact restored by Lessor within fifteen months after the fire or other casualty, the Lessee may terminate this Lease by written notice to Lessor within thirty (30) days after the end of the said fifteen month period.

    (3)        If the Building or the Premises which shall include the Building are damaged, and: (a) the repair and restoration obligation of Lessor is not covered by insurance, or the estimated cost thereof exceeds the insurance proceeds available for repair or restoration plus any amount which Lessee is obligated to pay; or (b) the estimated cost of repair or restoration exceeds fifty percent (50%) of the full replacement cost of the Building; or (c) the Building cannot be restored except in substantially different structural or architectural form; or (d) less than twenty-four (24) months remain in the Lease or any extension thereof, then Lessor shall have the option to terminate this Lease. In that event Lessor shall give Lessee written notice of such decision whereupon the Lease shall expire upon the thirtieth (30th) day after notice.

        Notwithstanding the foregoing, in the event less than twenty-four (24) months remain in the Lease, Lessor shall restore the Building provided: (a) sufficient proceeds are available; (b) no material, architectural or structural considerations exist; and (c) Lessee shall exercise any remaining options to extend the Lease or otherwise agree to extend the term for not less than an additional five (5) years. If Lessee has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Lessee shall exercise such option, not later than thirty (30) days after the damage or destruction to the Premises.

    (4)        The provisions of this Article 20 shall govern in the case of damage or destruction of the Building or any part thereof and restoration thereof due to a fire or casualty notwithstanding any inconsistent provisions of this Lease.

    (5)        Notwithstanding anything to the contrary contained in this Article, the provisions hereof shall be subject and subordinate to the rights of institutions holding mortgages on the Building including the rights contained in any of Lessor’s mortgage financing documents affecting the Building.

    21.        DEFAULT AND BANKRUPTCY. In the event that:

    (a)        The LESSEE shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for ten (10) days after receipt of written notice thereof; or

    (b)        The LESSEE shall default in the observance or performance of any other of the LESSEE’S covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after receipt of written notice thereof or, if such default shall reasonably require longer than thirty (30) days to cure, shall not within said period commence and diligently proceed to cure such default; or

    (c)        The LESSEE shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of LESSEE’S property for the benefit of creditors, and the LESSEE is otherwise in default under the Lease.

then the LESSOR shall have the right thereafter, while such default continues to declare the term of this lease ended. The LESSEE shall indemnify the LESSOR against all loss of rent and other payments which the LESSOR may incur by reason of such termination during the residue of the term. If the LESSEE shall default, after reasonable notice thereof, in observance or performance of any conditions or covenants on LESSEE’S part to be observed or performed under or by virtue of any of the provisions in any article of this lease, the LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the LESSEE. If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney’s fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligation incurred with interest at the rate of 12% per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent.

    (d)        LESSOR’S RIGHT TO PERFORM LESSEE’S COVENANTS. Lessee agrees that, if it fails after any applicable notice and grace period to make any payment or perform any other act as required in this Lease, Lessor, in its sole discretion upon five days notice to LESSEE , may make any payment or perform any other act on the part of the Lessee in such manner and to such extent as Lessor may reasonably deem desirable including paying necessary and incidental costs and reasonable attorney’s fees. The making of any such payment or the performing of any other act by the Lessor shall not waive, or release the Lessee from its obligations. All amounts so paid by Lessor shall be payable to Lessor on demand, with interest thereon at a rate of one percent (1%) per month, and Lessee covenants to pay such amount promptly which monies shall be deemed Additional Rent. In addition, Lessor shall have all the rights and remedies provided for in Article 21 or elsewhere in the lease.

    22.        NOTICE. Any notice from the LESSOR to the LESSEE relating to the Premises or to the occupancy thereof, shall be deemed duly served if addressed to the LESSEE, and delivered to, or if mailed registered or certified mail, return receipt requested, postage prepaid to 6 Hazel Street, Attleboro, Massachusetts 02703 or at such address as the LESSEE nay from tine to time advise in writing with a copy sent certified or registered mail to Andrew Corsini at the same address. Any notice from the LESSEE to the LESSOR relating to the Premises or to the occupancy thereof, shall be deemed duly served, if mailed to the LESSOR by registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSOR at such address as the LESSOR may from time to time advise in writing. All rent notices shall be paid and sent to the LESSOR at 39 Brighton Avenue, Boston, Massachusetts 02134.

    23.        SURRENDER. The LESSEE shall at the expiration or other termination of this lease remove all LESSEE’S goods and effects from the Premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the Premises). LESSEE shall deliver to the LESSOR the Premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the Premises, in good Condition, reasonable wear and tear damage by fire or other casualty only excepted. If the lease term terminates by acceleration or expiration of time and LESSEE does not surrender the Premises and remove his effects from the Premises, and LESSOR obtains an order of eviction from a court, then LESSOR may enter the Premises for the purpose of removing LESSEE’S goods and effects, without prejudice to any other remedies, and LESSOR may remove and store such goods and effects at LESSEE’S expense. LESSEE agrees that LESSOR shall not be required to store LESSEE’S goods and effects for a period exceeding 30 days from notice thereof and thereafter, at the expiration of thirty (30) days, the goods shall be deemed abandoned and, LESSOR shall be permitted to dispose of said items without recourse by LESSEE. LESSEE waives any and all claims related to such goods and effects and disposal of same.

    24.        BROKERAGE. LESSOR and LESSEE represent that neither party has dealt with a broker in connection with this Lease.

    25.        RELEASES AND WAIVER OF SUBROGATION. LESSOR and LESSEE hereby release each other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage or supplementary contract casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided, however, that this release shall be applicable and in force and effect only to the extent permitted by law and only with respect to loss or damage occurring during such time as the releasor’s policies contain a clause or endorsement to the effect that any such release shall not adversely effect said policies or prejudice the right of the releasor to recover thereunder. LESSOR and LESSEE each agree that it will request its insurance carriers to include in its policies whether or not such policies are required hereunder, such a clause or endorsement. If extra cost shall be charged, each party shall pay the same. In any of LESSEE’S insurance policies with respect to the Premises which do not contain a waiver of subrogation rights, LESSEE shall have LESSOR designated as one of the insured.

    26.        HOLDOVER. If the LESSEE remains on the Premises beyond the Expiration Date as may be extended, such holding over shall not be deemed to create any tenancy at will, but the LESSEE shall be a tenant at sufferance only, at a daily rate equal to two (2) times the rent and other charges for the last year under this lease. However, all other conditions of this lease to be performed by LESSEE shall continue in force.

    27.        LIABILITY. LESSEE hereby agrees that any judgment, decree or award obtaining against the LESSOR which is related to this lease, the Premises or the LESSEE’S use or occupancy of the premises or the building, whether at law or in equity, shall be satisfied out of the LESSOR’S equity in the land and building, and further agrees to look only to such assets and to no other assets of the LESSOR for satisfaction. LESSOR’S liability for maintenance and repair shall always be limited to the cost of making such repair or accomplishing such maintenance or repair. In no event shall LESSOR be liable for consequential or any indirect damages.

        If LESSOR defaults in the performance of any agreement in this Lease and same is not cured within 30 days after notice thereof, subject to the provisions in the Lease governing fire, casualty and eminent domain, LESSEE may at its option cure such default, and LESSOR shall, upon demand, reimburse LESSEE for any reasonable expenses incurred by LESSEE; provided, however, that if the nature of Lessor’s obligation is such that more than thirty (30) days is required for performance, then Lessor shall not be in default if Lessor commences performance within such thirty day period and diligently prosecutes the same to completion.

    28.        NON-WAIVER PROVISION. No acceptance by LESSOR of a lesser sum than the rent, additional rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any charge be deemed an accord and satisfaction, and LESSOR may accept such check or payment without prejudice to LESSOR’S right to recover the balance of such installment or pursue any other remedy provided in this lease.

    29.        NO OFFER TO LEASE. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document shall become effective and binding only upon the execution and delivery hereof by LESSOR and by LESSEE, and until such execution and delivery, LESSOR shall not in any way be bound to enter into a lease with LESSEE for the Premises.

    30.        PARTIAL INVALIDITY. The invalidity of one or more phrases, sentences, clauses or articles shall not affect the remaining portions of this lease, and if any part of this lease should be declared invalid by the final order, decree or judgment of a court of competent jurisdiction, this lease shall be construed as if such invalid phrases, sentences, clauses or articles had not been inserted.

    31.        NO RECORDING. This lease shall not be recorded.

    32.        ADDENDA. The Addendum number one and two are attached hereto and incorporated herein by reference.

        IN WITNESS WHEROF, the said parties hereunto set their hands and seals this 31st day of December, 1990.

LESSOR:
Omnibus Realty Trust

/s/ Sally A. Starr
Sally A. Starr as Trustee but
Not Individually

/s/ Carol T. Donavan
Carol T. Donovan as Trustee but
Not Individually

39 Brighton Avenue, Boston, MA 02134
ADDRESS:
LESSEE: Swank, Inc. /s/ Andrew C. Corsini Andrew C. Corsini, Senior Vice President - Treasurer 6 Hazel Street, Attleboro, MA 02703 ADDRESS:

Addendum 1: RULES AND REGULATIONS

    1.        The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Lessee or used for any purpose other than for ingress to and egress from the Premises and for delivery of merchandise and equipment in a prompt and efficient manner. There shall not be used in any space, or in the public hall of the building, either by a Lessee or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If the Premises are situated on the ground floor of the Building. Lessee thereof shall further, at Lessee’s expense, keep the sidewalks and curb in front of said Premise clean and free from ice, snow, dirt and rubbish.

    2.        The water and wash closets and plumbing fixtures shall not be used for any purpose other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Lessee who, or whose clerks, agents, employees or visitors, shall have caused it.

    3.        No Lessee shall sweep or throw or permit to be swept or thrown from the Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building and Lessee shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Lessor by reason of noise, odors and/or vibrations, or interfere in any way with other Lessees or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited.

    4.        INTENTIONALLY DELETED.

    5.        No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Lessee on any part of the outside of the Premises or the Building or on the inside of the Premises if the same is visible from the outside of the Premises without the prior written consent of Lessor, except that the name of Lessee may appear on the entrance door of the Premises. In the event of the violation of the foregoing by any Lessee, Lessor may remove same without any liability, and may charge the expense incurred by such removal to Lessee or Lessees violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Lessee by Lessor at the expense of such Lessee, and shall be of a size, color and style acceptable to Lessor.

    6.        Except with prior written consent of Lessor and as Lessor nay direct, no Lessee shall mark, paint, drill into, or in any way deface any part of the Premises or the Building of which they form a part or cut or string wires, lay linoleum, or other similar floor covering, so that the same shall cone in direct contact with the floor of the Premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

    7.        Except with the prior written consent of Lessor, no additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Lessee, nor shall any changes be made in existing locks or mechanism thereof. If requested, Lessee shall provide Lessor with a copy of a key for all new locks or bolts. Each Lessee shall, upon the termination of his tenancy, restore to Lessor all keys either furnished to or otherwise procured by, such Lessee. In the event of the loss of any keys furnished to Lessee, Lessee shall pay to Lessor the cost thereof.

    8.        INTENTIONALLY DELETED.

    9.        Lessor shall have the right to prohibit any advertising of the Premises by any Lessee which, in Lessor’s reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising.

    10.        Except for those items necessary for the cleaning and maintenance of Lessee’s business, including office supplies, which shall be properly stored to minimize the risk of fire and explosion, Lessee shall not bring or permit to be brought or kept in or on the Premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other process, or any unusual or other objectionable odors to permeate in or emanate from the Premises.

Addendum #2 — Hazardous Substances

As used herein, the following definitions shall apply:

    1.        “Hazardous Substance” means any substance, waste or material which is deemed hazardous, toxic, a pollutant or contaminant under any federal state or local statute, law, ordinance, rule, regulation, or judicial or administrative order or decision, now or hereafter in effect.

    2.        “Hazardous Substance on the Premises” means any hazardous substance present in, on, near or emanating from the Premises or at the surface or below the surface thereof. As used in this Addendum, the term “Premises” includes, in addition to the leased Premises, the building(s) and grounds of which it is a part.

    3.        “Applicable Law” shall mean all federal, state and local statutes, laws, ordinances, rules and regulations and judicial and administrative orders, rulings and decisions that are applicable now or in future to the Premises or any portion thereof or to any activity which shall take place thereon.

LESSEE shall not generate, store, release, dispose of or otherwise handle any Hazardous Substance on the Premises except in the ordinary course of business and in accordance with law; moreover, Lessee shall not take any action, conduct any activity or tail to take any action which causes contributes, or is likely to cause or contribute to, a threat of release of any Hazardous Substance on the Premises.

LESSEE furthermore shall not install or cause to be installed any chemical, oil or gasoline storage tanks(s) on, under or around the Premises and it shall not install or cause to be installed on, around or under the Premises any transformers or other equipment which contain PCBs or other Hazardous Substances.

LESSEE shall defend, indemnify and hold harmless LESSOR and any mortgagee of the Demised Premises from and against any and all liability, loss, suits, claims, actions, causes of action, proceedings, demands, costs, penalties, fines and expenses, including without limitation attorneys’ fees, consultants’ fees, and clean-up costs, resulting from the presence of, release of, or threat of release of, any Hazardous Substance on the Premises, which shall have been introduced to the Premises by way of the action or inaction of LESSEE, its employees, invitees, contractors, and agents, or arising out of the generation, storage, treatment, handling, transportation, disposal or release (or threat of release) by LESSEE its employees, invitees, contractors and agents of any Hazardous Substance at or near the Premises, or arising out of any violation(s) by the same of any Applicable Law regarding Hazardous Substances.

Notwithstanding the foregoing, Lessee shall not be liable to Lessor hereunder for any loss, suits, claims, actions, causes of action, costs, penalties, fines or expenses relating to or arising out of the presence of Hazardous Substances existing on the Premises prior to the occupation of the Premises by Lessee pursuant to this Lease and any other previous Lease between the parties or their predecessors provided, that, Lessee agrees and covenants that Lessee shall: (1) advise Lessor immediately of the receipt or notification by Lessee of any federal, state or local governmental agency of any violation or alleged violation of any Applicable Law; and/or (2)

immediately advise Lessor of any act or condition or alleged condition on the Premises and the land under and adjacent thereto which Lessee knows or should have known to exist which would or may require action on the part of the Lessor in order to comply with any Applicable Law. Failure to so notify Lessor in accordance with the provisions hereof shall obligate Lessee to indemnify Lessor as provided in this Addendum 2.

LESSEE shall remove, clean-up and remedy any Hazardous Substances on the Premises, or any threat of release of Hazardous Substance on the Premises to the extent required by Applicable Law, provided that the presence or threat of release of such Hazardous Substance resulted from the action or inaction of LESSEE, its employees, contractors or agents, and LESSEE shall be obligated to continue to pay Base Rental, Additional Rents and other sums due under the Lease until such removal, clean-up or remedy is completed in accordance with Applicable Laws, whether or not the term of this Lease shall terminate or expire. LESSEE hereby grants LESSOR the right to inspect the Premises throughout the term of this Lease, to determine that LESSEE is in compliance with Applicable Laws and LESSEE agrees to provide LESSOR with all information necessary to ascertain that LESSEE is in compliance with Applicable Laws.

LESSEE shall comply with all provisions of Massachusetts General Laws Chapter 2lE, the Massachusetts Oil and Hazardous Material Release Prevention Act (the “Act”), and in that regard shall comply with all “operator” obligations therein including the reporting and requirements of Section 7 thereof.

Any release or threat of release of any Hazardous Substance on the Premises arising from the action or inaction of LESSEE, its employees, invitees, contractors, or agents, any breach by LESSEE of its obligations under this Addendum, or any violation by LESSEE of the provisions of the Act shall constitute a default by LESSEE under the Lease. In the event of such a default, notwithstanding the provisions of Paragraph 21, LESSOR shall have the additional right, but not the obligation, to take any action or perform any act required by this Addendum of the LESSEE to such extent and in such manner as LESSOR deems appropriate, including paying necessary costs, fees and attorneys’ fees. The making of any such payment or the performing of any such act by the LESSOR shall not waive or release the LESSEE front its obligations and agreements hereunder. All amounts so paid by LESSOR shall be immediately due and payable by LESSEE to LESSOR on demand, as additional, rent with interest thereon at the Interest Rate defined in this Lease.

LESSOR, in addition and not in limitation of its rights in the preceding paragraph, shall have the right to enforce LESSEE’s obligations under this Addendum by taking legal action seeking among other things, injunctive relief.

FIRST AMENDMENT TO LEASE

        WHEREAS, Sally A. Starr and Lisa A. Brown, as Trustees of Omnibus Realty Trust for the benefit of Dighton Associates Limited Partnership, is the lessor (the “Lessor”) and Swank, Inc., is the Lessee (the “Lessee”) under a lease agreement (the “Lease”) dated December 31, 1990 whereby Lessee has leased the land and building (the “Building”) thereon, which building consists of approximately 242,000 rentable square feet of first (1st) floor space, on the property known as and having an address of 656 Joseph Warner Boulevard in Taunton, Massachusetts (the “Premises”); and

        WHEREAS, the term of the Lease expires on February 29, 1996; and

        WHEREAS, the parties desire to extend the term of the lease on the terms and conditions stated herein.

        NOW THEREFORE, for good and valuable consideration, the sufficiency of which is mutually acknowledged by the Lessor and Lessee, the parties hereby AGREE to AMEND the Lease as follows:

1.	The term of the Lease is hereby extended for a period of five (5) years from March 1, 1996 through and including February 28, 2001 (the “Extension Term”).

2.	During said Extension Term, the Base Rent to be paid by Lessee to Lessor for the Premises shall be as follows:

LEASE YEAR	PER YEAR	PER MONTH

03/01/96-02/28/97	$798,600.00	$66,550.00

03/01/97-02/28/98	$798,600.00	$66,550.00

03/01/98-2/28/99	$798,600.00	$66,550.00

03/01/99-02/29/00	$798,600.00	$66,550.00

03/01/00-02/28/01	$798,600.00	$66,550.00

3.     The Lessee has one remaining option to extend the term of the Lease (Extension Term II).

4.     The following new Addendum #3 is hereby added to the Lease:

“ADDENDUM #3 — LESSOR’S IMPROVEMENTS

On or before the hereinafter specified dates, Lessor shall make renovations and improvements to the Premises (“Lessor’s Work”) consisting of the following:

1.

Remove 10,000 gallon fuel oil storage tank and (i) replace to comply with applicable State law, or (ii) convert to natural gas, at Lessor’s option, at a cost not to exceed $55,000.00. Such work item shall be completed on or before July 31, 1995.

2.	Update fire alarm system to comply with all applicable codes and laws at a cost not to exceed $19,140.00. Such work item shall be completed on or before August 1, 1995.

3.	Repaint Building’s exterior and replace fixed panels above and below all windows at a cost not to exceed $19,500.00. Such work item shall be completed on or before August 1, 1996.

4.	Repair shipping area lot, including the removal and replacement of asphalt as necessary, at a cost not to exceed $25,000.00. Such work item shall be completed on or before October 1, 1995.

Lessor’s Work shall be made in a good and workmanlike manner in compliance with all applicable laws and governmental regulations and at Lessor’s expense, except as hereinafter provided, in accordance with Lessor’s plans (the “Plan”), a copy of which Plan shall be provided to Lessee.

Lessor shall be responsible for the cost of each of the hereinbefore referenced items 1 through 4 of the Lesson Work up to the stated maximum amount for each such item. If the cost of any of the aforesaid items of Lessor’s Work is to exceed the stated maximum amount for such item, then Lessor shall obtain Lessee’s prior approval for incurring such excess costs (the “Excess Cost”), whereupon Lessee shall be responsible for paying the Excess Cost. Lessee shall pay such Excess Cost to Lessor as it is incurred within five days of Lessor’s bill therefor to Lessee, which bill shall provide reasonable documentation of such Excess Cost. In the event that Lessee fails to approve the expenditure of costs in excess of stated maximum amount for any such hereinbefore referenced item within two (2) days of Lessor’s written request, then Lessor shall have no obligation to perform any Lessor’s Work the cost of which is in excess of such stated maximum amount for such item, and upon incurring said maximum amount for each such item of Lessor’s Work, Lessor shall be deemed to have fulfilled its obligations hereunder to perform and complete such item of Lessor’s Work.

It is likely that subsequent to the Commencement Date and during construction of Lessor’s Work, Lessee will experience temporary interruption to utilities, noise dust and other similar type disturbances inherent with construction (the “Construction Disturbance”), and Lessee hereby acknowledges the likelihood of such Construction Disturbance, and agrees that the same shall not be deemed or claimed to be a breach of this Lease or a cause for constructive eviction. Lessor shall use its reasonable efforts to minimize, to the extent practical, the extent of the Construction Disturbance. Moreover, Lessee agrees that Lessee shall fully cooperate with Lessor in the performance of Lessor’s Work, and in that regard, Lessee agrees to (x) provide Lessor and its contractors with access to the Premises in order to enable Lessor to carry out such Work, and (y) promptly move, when requested, any of its possessions, property, equipment or inventory (collectively, “Lessee’s Property”), and in the event of Lessee’s failure to so promptly move any of Lessee’s Property when requested. Lessor shall have the right to move such Property on behalf of Lessee and at Lessee’s sole risk and expense. In addition, Lessee shall not use the Premises in such manner as will increase the cost of completion of Lessor’s Work and, notwithstanding anything herein to Lessor’s contrary, agrees that it shall pay Lessor an amount equal to the sum by which the cost of the Work is increased due to Lessee’s occupation of the Premises or due to any delay caused by Lessee or anyone employed by it.”

5.     In all other respects, the Lease shall remain the same.

Executed under seal this 30th day of May, 1995.

LESSOR: OMNIBUS REALTY TRUST

By:/s/ Lisa A. Brown Lisa A. Brown as Trustee and not individually	By:/s/ Sally A. Starr Sally A. Starr as Trustee and not individually

LESSEE: SWANK, INC.
By:/s/ Paul Duckett Paul Duckett, Its Senior Vice President

SECOND AMENDMENT TO LEASE

        This Amendment made as of this 15th day of July 2005 between, Gamma Realty Group LLC, as successor to and assignee of Sally A. Starr and Carol T. Donovan as Trustees of Omnibus Realty Trust for the Benefit of Dighton Associates Limited Partnership, (“Landlord”), 101 East Main Street, Little Falls, N.J. 07424 and Swank, Inc., (“Tenant”) 656 Joseph Warner Boulevard, Taunton, Massachusetts, 02780.

W I T N E S S E T H:

        WHEREAS, by Agreement of Lease dated as of December 31, 1990 and by First Amendment to Lease dated May 26, 1995, (the “Lease”), Landlord did demise and let unto Tenant and Tenant did hire and take the building and lands known as 656 Joseph Warner Boulevard, Taunton Massachusetts, which contains approximately 242,000 square feet of building area (collectively known as the “Rental Space”) at 656 Joseph Warner Boulevard, Taunton, Massachusetts.

        WHEREAS, Tenant desires to extend the Lease and the Landlord is agreeable thereto on the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the sum of Ten ($10.00) Dollars paid by Tenant to Landlord and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties agree to the following amendments to the Lease, effective as of July 15, 2005 unless otherwise stated:

1.	The Lease is extended for a period of Five (5) Years, beginning on March 1, 2006 and ending on February 28, 2011 (the “Second Extension Term”).

2.

Base Rent for the first three (3) years of the Second Extension Term shall be $906,331.20 per annum payable in monthly installments of $75,527.60 on or before the first of each month. Base Rent for the last two (2) years of the Second Extension Term shall be $933,516.00 per annum payable in monthly installments of $77,793.00 on or before the first of each month.

3.

The Landlord and the Tenant agree to split the cost of replacement fencing, and repaving of certain areas of the parking lots (as shown on the attached Exhibit AA) equally. The cost of the fencing is estimated at $15,774.00 and the repaving is estimated at $106,945.00. Therefore the Landlord’s and Tenants respective shares are each $61,359.50 (Tenant’s share shall not exceed $61,359.50). The Landlord shall arrange for the work and the Tenant agrees to pay one half of its share to the Landlord upon the Landlord’s execution of a contract with the contractors, and the balance to the Landlord within 30 days of completion.

4.

The Tenant has the right of option to renew the Lease for three (3) periods of Three (3) Years each (known respectively as the Third Extension Period, Fourth Extension Period, and the Fifth Extension Period) at the expiration of each extension period (excepting the Fifth Extension Period), provided that the Tenant is not in material default of the Lease. The Tenant must exercise each extension period in writing at least one hundred and eighty (180) days before expiration of the previous extension period. Time is of the essence. Notification must be received at the office of the Landlord, as above, by certified mail return receipt requested, personal delivery, or a nationally known overnight delivery service that is able to provide proof of delivery. Tenant further covenants and agrees that the annual Base Rent shall be adjusted as of the inception of each extension period by three (3) percent.

5.	Where any terms of this Second Amendment to Lease are in conflict with the Lease, the terms contained in this Second Amendment will prevail.

IN WITNESS WHEREOF, the parties hereby have caused this Amendment to be executed as of the day and year first above written.

LANDLORD: Gamma Realty Group, LLC	TENANT: Swank Inc.
/s/ Brian D. Archibald By: Brian D. Archibald General Manager	/s/ Paul Duckett By: Paul Duckett Senior Vice President